UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 29, 2008

Rockville Financial, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

25 Park Street, Rockville, CT	06066
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
Rockville Financial, Inc. (“Rockville”) announced today that its results for the quarter ended June 30, 2008 will be adversely impacted by a $1,155,750 pre-tax write-down ($772,122 after-tax, or $0.04 per share on a fully diluted basis) for an other-than-temporary impairment of perpetual preferred stock issued by Freddie Mac and Fannie Mae. The write-down results from Rockville’s regular testing for other-than-temporary impairments in its investment portfolio. The write-down does not suggest the likelihood of principal loss, but the depreciation in current value of the securities due to the present market conditions for securities issued by these two entities and financial sector securities in general. If market conditions continue to deteriorate, further write-downs may become necessary. The Company will continue to review its entire portfolio for other than temporarily impaired securities with additional attention being given to high risk securities such as those previously mentioned.
The information contained in this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2008	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ Gregory A. White
Gregory A. White
Senior Vice President/ Chief Financial Officer